FOURTH AMENDED AND RESTATED
INTERFUND LOAN AGREEMENT
April 30, 2010
     Fourth Amended and Restated Interfund Loan Agreement (the “Agreement”), dated as of the date first written above, by and among AIM Counselor Series Trust (Invesco Counselor Series Trust) (“ACST”); AIM Equity Funds (Invesco Equity Funds) (“AEF”); AIM Funds Group (Invesco Funds Group) (AFG”); AIM Growth Series (Invesco Growth Series) (“AGS”); AIM International Mutual Funds (Invesco International Mutual Funds) (“AIMF”); AIM Investment Funds (Invesco Investment Funds) (“AIF”); AIM Investment Securities Funds (Invesco Investment Securities Funds) (“AISF”); AIM Sector Funds (Invesco Sector Funds) (“ASEF”); AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (“ATEF”); AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust) (“ATST”); AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (AVIF”) and Short-Term Investments Trust (“STIT”) (each, a “Fund” and collectively, the “Funds”), with respect to their series of shares shown on Annex A attached hereto (each, a “Portfolio” and collectively, the “Portfolios”), as the same may be amended from time to time, and Invesco Advisers, Inc. (the “Adviser”);
     WHEREAS, each of the Funds is an open-end management company and each Portfolio is separately managed in accordance with its own investment objectives and restrictions;
     WHEREAS, certain of the Portfolios listed on Annex A hereto, desire to borrow funds for temporary purposes to satisfy redemption requests or to cover Temporary Overdrafts (as defined below) (each such borrowing Portfolio is hereinafter referred to as a “Borrower”);
     WHEREAS, certain Portfolios are willing to lend funds to one or more Portfolios from time to time on the terms set forth below (each such lending Portfolio is hereinafter referred to as a “Lender”);
     NOW THEREFORE, the parties hereto agree as follows:
     Section 1. Definitions. As used herein, the following terms shall have meanings assigned to them below:
     “1940 Act” means the Investment company Act of 1940, as amended.
     “Bank” has the meaning ascribed to that term in the 1940 Act and the rules and regulations thereunder.
     “Bank Loan Rate” means the rate calculated by the Adviser according to a formula established by the Trustees intended to approximate the lowest interest rate at which bank short-term loans would be available to the Funds.

     “Borrowing Instructions” has the meaning specified in Section 3.1.
     “Business Day” means a day on which the New York Stock Exchange, Inc. is open for the purpose of transacting business.
     “Cash Management Team” means the Adviser money market investment professionals (including the portfolio manager for LAP) and personnel of the Adviser fund accounting department who are responsible for administering the interfund credit facility.
     “Credit Arrangements” means the credit arrangements that a Fund may have with respect to a Portfolio for borrowing for temporary or emergency purposes in connection with net redemptions of the Portfolios or to cover Temporary Overdrafts.
     “Custodian” means the entity which acts as the Borrower’s custodian for purposes of Section 17(f) of the 1940 Act.
     “Interest Rate” means a daily interest rate that is the average of the Repo Rate and the Bank Loan Rate.
     “LAP” means the Institutional Class of Liquid Asset Portfolio, a series of Short-Term Investments Trust, or any successor thereto or, in the event such portfolio has terminated operations without its assets having been acquired by a successor, the general money market fund advised by the Adviser having the greatest amount of net assets or, in the event there is no such fund, the United States registered general money market fund advised by an entity controlling, controlled by or under common control with, the Adviser having the greatest amount of net assets.
     “Lending Instructions” has the meaning specified in Section 3.1.1.
     “Loan” has the meaning specified in Section 2.
     “Loan Account” has the meaning specified in Section 3.5.
     “Maximum Amount” has the meaning specified in Section 2.
     “Money Market Funds” means Invesco Money Market Fund, a portfolio of AISF; Invesco Tax-Exempt Cash Fund, a portfolio of ATEF; Invesco V.I. Money Market Fund, a portfolio of AVIF; Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, portfolios of ATST; Cash Assets Portfolio, Liquid Assets Portfolio, STIC Prime Portfolio, Tax-Free Cash Reserve Portfolio, Treasury Portfolio, Government TaxAdvantage Portfolio and Government & Agency Portfolio, portfolios of STIT; and any future Portfolios that hold themselves out as money market funds.

     “Obligations” means all of the obligations (whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising) of a Borrower to a Lender hereunder.
     “Outstanding Secured Borrowing” means any loan advance made to a Portfolio either under this Agreement or under a Bank Credit Arrangement which is secured by assets of the Portfolio.
     “Pledge Demand” has the meaning specified in Section 3.11.
     “Prospectus” means with respect to each Borrower the prospectus required to be delivered by the Borrower to offerees of its securities pursuant to the Securities Act of 1933, as amended.
     “Repo Rate” means the highest rate available to LAP from investments in overnight repurchase agreements.
     “SEC” means the Securities and Exchange Commission.
     “Secured Loan” has the meaning in Section 2(e).
     “Statement of Additional Information” means with respect to each Borrower the Statement of Additional Information that must be provided by the Borrower to recipients of its Prospectus upon request pursuant to rules and regulations adopted by the SEC.
     “Temporary Overdraft” means a temporary overdraft occurring when a sale of a security “fails” due to circumstances beyond the seller’s control, such as a delay in the delivery of cash to the Fund’s custodian or improper delivery instructions by the broker effecting the transaction.
     “Trustees” means the Board of Trustees of a Fund.
     “Unsecured Loan” means any Loan other than a Secured Loan.
     Section 2. Lending Facility. Subject to the terms and conditions of this Agreement, each Lender may from time to time in its discretion loan its funds (“Loan”) to any Borrower. Each Loan shall be made for a term of the lesser of (a) not less than one (1) and not more than seven (7) Business Days or (b) the maturity of any outstanding loan or advance to the Borrower under its Credit Arrangements. The maximum principal amount of all Loans outstanding with respect to any Borrower at any time shall not exceed the Maximum Amount the Borrower is permitted to borrow at such time under:
          (a) applicable laws and regulations;

          (b) the provisions of Section 5.2;
          (c) agreements with federal, state, local or foreign governmental authorities or regulators applicable to the Borrower or limitations specified in the Order, all as amended and in effect from time to time;
          (d) limitations on borrowing adopted by the Borrower in its Prospectus, Statement of Additional Information or elsewhere, as amended and in effect from time to time; and
          (e) in the case of Loans for which the Borrower is required to provide collateral pursuant to Section 3.11 (“Secured Loans”), any limitations specified in the Security Agreement and limitations on the pledging of assets adopted by the Borrower in its Prospectus, Statement of Additional Information or elsewhere.
     As used herein, the term “Maximum Account” means the maximum amount that the Borrower is permitted to borrow in accordance with the provisions of the preceding sentence.
     Section 3. Loans.
          §3.1. Procedural Requirements. All Loans shall be requested and funded in accordance with the procedures set forth herein and such other procedures as may be adopted from time to time by the Trustees of each Fund.
          §3.1.1. Borrowing and Lending Instructions. The Portfolios, other than the Money Market Funds, shall provide the Cash Management Team with standing instructions as to their desire to act as a Borrower when and if such Portfolio has borrowing needs (“Borrowing Instructions”) and/or as a Lender when such Portfolio has uninvested cash balances (“Lending Instructions”). The Money Market Funds shall provide daily Borrowing and/or Lending Instructions to the Cash Management Team as to the amount of cash, if any, any such Portfolio of such Fund desires to borrow or lend. The Portfolios may revoke or change Borrowing or Lending Instructions by notifying the Cash Management Team.
          §3.1.2. Allocation Procedures. On each occasion that a Portfolio that has provided Borrowing Instructions to the Cash Management Team has borrowing needs, the Cash Management Team will seek to match the amount and term of the Portfolio’s borrowing needs with the cash available from the Portfolios that have provided Lending Instructions in accordance with allocation and administrative procedures established by the Trustees.
          No Loan may be allocated to a Lender with respect to a Portfolio unless the Interest Rate is higher than the Repo Rate and, if applicable, the yield on LAP, and lower than the Bank Loan Rate.

          §3.1.3. Funding the Loans. If a Loan has been allocated to a Lender and Borrower pursuant to Section 3.1.2, and the Loan is otherwise in compliance with the requirements set forth in the Order, the Lender shall make such Loan to the Borrower. Each Loan made by the Lender to the Borrower shall be wired (or transferred if Borrower and Lender have the same Custodian) at the Borrower’s expense in accordance with the wiring instructions for each Fund maintained by the Adviser, as in effect from time to time, to an account maintained on the Borrower’s behalf by its Custodian for the Portfolio in respect of which such Loan is made.
          §3.1.4. Obligations Arising from Loan. Each Loan made by the Lender to the Borrower shall;
          (a) obligate the Borrower to borrow the principal amount of the Loan at the Interest Rate applicable thereto for the term thereof solely for use by the Borrower;
          (b) constitute a representation and warranty by the Borrower to the Lender that (i) the Loan requested thereby (A) is permitted under the Borrower’s most recent Prospectus and Statement of Additional Information, (B) is in accordance with the requirements of any applicable SEC order of exemption applicable to the Borrower, (C) will not, when made, cause the aggregate indebtedness of the Borrower to exceed the Maximum Amount then in effect, and (D) will be used by the Borrower only in accordance with the provisions of Section 3.7 hereof, and (ii) all of the representations and warranties of the Borrower contained in Section 4 hereof are true and correct as of the date of such Loan as though made on and as of such dates; and
          (c) constitute a representation and warranty by the Lender to the Borrower that the Loan thereby (i) is permitted under the Lender’s most recent Prospectus and Statement of Additional Information, and (ii) is in accordance with the requirements of the Order.
          §3.2. Repayment of Loans. The principal amount of each Loan shall be repaid by the Borrower from the assets of the Borrower upon the earlier of (a) one Business Day after demand by the Lender or (b) the expiration of the term of such Loan.
          §3.3. Interest. The outstanding principal amount of each Loan shall bear interest until maturity at the Interest Rate. Interest accrued on each Loan shall be paid by the Borrower upon the earlier of (a) demand, or (b) the maturity of such Loan. Amounts overdue hereunder (including, without limitation, overdue principal, and, to the extent permitted by law, overdue interest, fees, charges and expenses) shall bear interest until paid at a rate equal to the sum of (a) the Interest Rate applicable to such Loan prior to its maturity and (b) such additional amount not to exceed 2%, as may be determined by an independent arbitrator of disputes previously approved by the Trustees of both Borrower and Lender except that in the case of an Event of Default under Section 6.2.2 such additional amount shall equal 2%.

          §3.4. Prepayments. Loans may be prepaid without penalty prior to the date on which such Loan is due and payable.
          §3.5. Loan Records Accounts. Promptly after a Loan has been made, the Cash Management Team shall note on its records for the Borrower and Lender, confirming (a) the principal amount of such Loan, (b) the Interest Rate applicable thereto and (c) the maturity thereof. The Cash Management Team will maintain a separate account on its books for each Lender and Borrower (a “Loan Account”) on which will be recorded, in accordance with the Adviser’s customary accounting practice, (a) all Loans made by a Lender to a Borrower, (b) all payments of such Loans made to a Lender and (c) all other charges and expenses properly chargeable to the Borrower. The debit balance of each Portfolio’s Loan Account shall reflect the amount of the Borrower’s indebtedness from time to time to the Lenders hereunder. Any written statement maintained by the Cash Management Team regarding the Loan shall, in the absence of manifest error, constitute conclusive evidence of the indebtedness of the Borrower to the Lender as of the date of such statement, provided, however, that the failure of the Cash Management Team to make such statement shall not impair the validity or binding nature of the Borrower’s Obligations with respect to such Loan.
          §3.6. Computations. All computations hereunder shall be computed on the basis of the actual number of days elapsed and either (a) a 360-day year or (b) the actual number of days in the year, as determined by the Cash Management Team when it sets the Interest Rate.
          §3.7. Use of Proceeds. The proceeds of each Loan made hereunder with respect to any Portfolio shall be used only by such Portfolio for temporary or emergency purposes in accordance with its Prospectus and Statement of Additional Information to satisfy redemption requests or to cover Temporary Overdrafts.
          §3.8. Discretionary Facility. It is acknowledged and agreed by each Borrower that each Lender has no obligation to make any Loan hereunder unless it has issued Lending Instructions, and that the decision whether or not to issue Lending Instructions under this Agreement is within the sole and exclusive discretion of each Lender. It is acknowledged and agreed by each Lender that no Borrower is obligated to borrow money hereunder unless it has issued Borrowing Instructions.
          §3.9. Termination of Participation in Interfund Credit Facility. Each Lender and each Borrower may terminate its participation in this Agreement at any time by written notice to the Cash Management Team.
          §3.10. Recourse to Assets. Loans made to any Portfolio shall be repaid solely from the assets of such Portfolio, and a Lender shall have no right of recourse or offset against the assets of any other Portfolio with respect to such Loans or any default in respect thereto. Each Lender’s liability under this Agreement with respect to a Loan shall be solely limited to the Lender’s assets and each Borrower hereby waives any and all rights it may have against any other Portfolios with respect to such Loan or any default by Lender with respect thereto.
          §3.11. Collateral Security for Loans. As a condition precedent to making any Loan to any Borrower or continuing any Loan made to any Borrower hereunder, (a) the Lender may require, by written notice to the Borrower or (b) the Lender shall require in the event that the Borrower’s outstanding borrowings from all sources immediately after the Loan would exceed 10% of its total assets, or the Borrower has Outstanding Secured Borrowings, that the Borrower pledge stock or other securities as collateral for such Loan (“Pledge Demand”). The minimum market value of the stock and other portfolio securities of the Borrower required to be pledged to the Lender hereunder with respect to any Secured Loan shall be determined by the Lender in its discretion but, in all cases, shall be not less than the 102% of the outstanding principal value of the loan. Each pledge of collateral required pursuant to this Section 3.11 shall be made in accordance with and subject to the terms and conditions set forth in a security agreement in form satisfactory to Borrower and Lender, and shall be effected (a) in the case of any pledge required as a condition precedent to making any Secured Loan hereunder, prior to making such Secured Loans, and (b) in the case of any pledge required as a condition precedent to continuing any Loan hereunder, within 24 hours after delivery to the Borrower of the Pledge Demand therefor or the occurrence of the conditions specified in (b) above.
          §3.12. Confirmation. The obligations of the Borrower to repay the unpaid principal amount of the Loan made to it by the Lender and to pay interest thereon shall be evidenced by the Lender’s records as well as by a confirmation of loan in the form of Exhibit I, confirming the principal amount, the Interest Rate and the maturity date of the Loan.
     Section 4. Representations and Warranties.
     Each Borrower represents and warrants to each Lender and each Lender represents and warrants to each Borrower on the date hereof, and as to any Borrower or Lender on the date of any borrowing, as follows:
          (a) It is a Portfolio of a Fund that is duly organized and validly existing under the laws of its jurisdiction of organization and is qualified to do business in every other jurisdiction where lack of such qualification would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Fund.
          (b) The Fund is registered as an open-end management investment company under the 1940 Act.
          (c) The execution, delivery and performance by the Fund of this Agreement on behalf of itself and its Portfolios are (i) within its power, (ii) have been duly authorized by all necessary action, and (iii) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, any order, writ, injunction or ruling of any court or other tribunal, or any indenture, lease agreement, instrument or other undertaking to which the Fund is a party or by which it or its property or assets may be bound or affected, or (B) result in the imposition of any liens or encumbrances on any property or assets of the Fund or (C) require any additional approval or consent of, or filling with, shareholders of such Fund or any governmental or regulatory agency or authority bearing on the validity of any borrowing pursuant to this Agreement, or (D) violate any provision of the Fund’s organizational documents or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.
          (d) This Agreement is a legally valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting the rights of creditors generally.
          (e) No additional authorization, approval, or other action by, and no notice to or filing with, any shareholder of the Fund, creditor, or governmental or regulatory agency or authority is required for the due and valid execution, delivery and performance of this Agreement by the Fund or the exercise by the Fund of any rights and remedies under this Agreement.
     Section 5. Covenants.
          §5.1. Covenants in Effect Until Termination of Agreement. Until all of the obligations have been performed in full and its participation in the Lending Facility has been terminated as provided herein, each Borrower covenants as follows:
          (a) At any time and from time to time, it will, at its own expense, promptly execute and deliver or file all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect, protect, validate or preserve any security interest granted, or pledged to the Lender pursuant to Section 3.11 or to enable the Lender to exercise and enforce its rights and remedies thereunder with respect thereto.
          (b) It will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due.
          (c) It will comply with all of its investment policies and restrictions and all applicable laws, regulations and governmental or regulatory directives.

          (d) It will promptly notify the Lender of any material change in its agreements with governmental authorities or regulators or its investment policies or restrictions.
          (e) It will make available to the Lender upon request from time to time the most recent reports required by Section 30(d) of the 1940 Act.
          (f) Upon request from the Lender from time to time, it will furnish to the Lender at reasonable times and intervals any information with respect to its financial standing and history or its property or business or prospects.
          (g) Within 60 days after the date of this Agreement or such earlier time as may be necessary to comply with Section 3.11, the Borrower shall deliver an agreement, in a form satisfactory to each Lender duly executed by the Borrower and its Custodian, that establishes procedures for the making, maintaining and releasing each pledge of securities required by Section 3.11.
          §5.2. Covenants in Effect While Loans are Outstanding. Each Borrower covenants that, so long as any principal of or interest on any Loan made to it is outstanding:
          (a) It will not, as long as any Unsecured Loan is outstanding hereunder, create or permit to exist any encumbrance in favor of any person or entity other than the Lender upon any of the assets of the Borrower other than encumbrances created in connection with portfolio investments of the Borrower to the extent permitted by the provisions of its Prospectus and Statement of Additional Information applicable to such Portfolio (and not for the primary purpose of borrowing money) such as: (i) margin amounts on futures contracts and options on futures contracts, (ii) segregated assets to cover a call or to secure a put, or to cover short sales against the box or open positions under currency forward contracts, (iii) obligations to resell securities in connection with the purchase of such securities under repurchase agreements, and (iv) obligations to redeliver cash or securities in connection with pledges of such cash or securities in favor of the Borrower under securities lending agreements and master note agreements.
          (b) It will not take out any Loan that (1) immediately after such loan would cause the total of such Portfolio’s loans to exceed 33-1/3% of the Borrower’s total assets (or such lesser percentage as provided in a Borrower’s Prospectus and Statement of Additional Information), or (2) would cause such Portfolio’s total loans to exceed 10% of such Portfolio’s total assets unless any Loan hereunder is secured in accordance with Section 3.11.
          (c) Unless the Fund has a policy that prevents it from borrowing for other than temporary or emergency purposes (and not for leveraging), it will not, as long as any Loan made with respect to the Portfolio is outstanding, allow the total amount of such Portfolio’s Loans, as measured on the day when the most recent Loan was made, to exceed the greater of

125% of such Portfolio’s total net cash redemptions and 102% of Temporary Overdrafts for the preceding seven (7) calendar days.
          (d) It will notify Lender if it draws on its Credit Arrangements, borrows from other Lenders under the Agreement, or borrows from other parties.
          (e) It will notify the Lender promptly of (i) any material change in its method of business, Prospectus or Statement of Additional Information, and (ii) the occurrence of any event which would make any of the representations and warranties contained herein, or in any document, instrument or certificate delivered in connection herewith, untrue or inaccurate in any material respect.
     Section 6. Default.
          §6.1. Events of Default. The occurrence of any one or more of the following events (“Events of Default”) shall constitute an immediate Event of Default with respect to the Borrower (it being understood that an Event of Default with respect to one Borrower shall not constitute an Event of Default of any other Borrower):
          (a) The Borrower shall fail to pay principal of, or interest on, any Loan as and when due, or the Borrower shall fail to perform any of its other Obligations; or
          (b) There shall be a default by the Borrower under any Credit Arrangement, whether such Credit Arrangement now exists or shall hereafter be created, which default extends beyond any period of grace provided with respect thereto and which default relates to (i) the obligations to pay the principal of or interest on any such indebtedness under the Credit Arrangement or (ii) an obligation other than the obligation to pay the principal of or interest on any such indebtedness and the effect of such default is to cause, or to permit the lender under the Credit Arrangement to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity.
          (c) Any representation or warranty made by the Borrower in Section 4, or in connection with any Loan made to or pledge of pledged collateral made by the Borrower, shall prove to have been incorrect in any material respect when made; or
          (d) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any governmental or public authority shall take over possession or control of a substantial part or the Borrower’s business; or any of the Borrower’s property shall become subject to attachment or other involuntary lien or levy; or any action or proceeding shall be commenced by the Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, seeking the entry of an order for relief or the appointment of a receiver, trustee, of similar official for it or for any substantial part of its property, or any such proceeding is commenced against it which results in the entry of an order for such relief or such proceeding is not dismissed or stayed for a period of 60 days following such commencement.
          §6.2. Remedies.
          §6.2.1. Arbitration. In the event an Event of Default has occurred and not been cured within two Business Days from the Loan’s maturity or from the time the Lender makes a demand for payment (and none of the Events of Default specified in Section 6.1(b) or (d) has occurred), the Lender and the Borrower agree that such matter shall be submitted for binding arbitration to an independent arbitrator selected by the Trustees of the Lender and Borrower. Such arbitrator’s decision shall be binding and conclusive between the Lender and the Borrower. Such arbitrator shall submit a written report of any dispute to the Trustees.
          6.2.2. Other Rights and Remedies. If an Event of Default has occurred and has not been resolved pursuant to Section 6.2.1 or an Event of Default specified in Section 6.1 (b) or (d) has occurred, then the Lender shall be entitled to exercise any and all rights and remedies available to it at law or in equity, including without limitation any rights and remedies that may be available to it under the security agreement referred to in Section 3.11 with respect to the affected Borrower and the Borrower shall pay to the Lender all reasonable expenses and disbursements incurred by the Lender in connection with the enforcement of its rights and remedies under this Agreement including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.
     Section 7. Notice. Except as otherwise expressly provided herein, all notices hereunder to any party shall be in writing and shall be delivered by hand, mailed by United States registered or certified first-class mail, postage prepaid or sent by telegraph, telex or telecopy, addressed to such party to the attention of the person specified in the following sentence at the address set forth for such party in Annex B hereto, or to such other person or address as such party may designate to the other party hereto by notice delivered in accordance with this Section 7. All notices to the Borrower shall be addressed to the Treasurer of the Borrower and all notices from the Borrower to the Lender shall be addressed to the Treasurer of the Lender.
     Section 8. Amendments. Neither this Agreement nor any provision hereof may be amended in any respect except by a statement in writing executed by the parties hereto.
     Section 9. Assignment. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

     Section 10. Section Heading. The descriptive section headings in this Agreement have been inserted for convenience of reference only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.
     Section 11. Counterparts. This Agreement and the documents contemplated hereby may be executed simultaneously in any number of counterparts each of which when so executed and delivered shall be an original; but all of which shall together constitute but one and the same document.
     Section 12. Separability. If any of the provisions of this Agreement or any instrument delivered hereunder or the application thereof to any party hereto or to any person or circumstances is held invalid, the remainder of this Agreement or such instrument and the application thereof to any party hereto or to any other person or circumstances shall not be affected thereby.
     Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 14. Entire Agreement. This Agreement and the other documents contemplated hereby and executed in connection herewith express the entire understanding of the parties with respect to the transactions contemplated hereby.
     Section 15. Limitation of Liability of Trustees. This instrument is executed on behalf of the Trustees of the Funds that are Delaware statutory trusts as trustees and not individually and the obligations of this instrument are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Fund in accordance with Section 3.10.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date first written above.
On behalf of itself and on behalf of its Portfolios listed on Annex A hereto, as such Annex may be amended from time to time:
AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
AIM FUNDS GROUP (INVESCO FUNDS GROUP)
AIM GROWTH SERIES (INVESCO GROWTH SERIES)
AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
AIM TREASURER’S SERIES TRUST (INVESCO TREASURER’S SERIES TRUST)
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SHORT-TERM INVESTMENTS TRUST
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

Accepted and Agreed to with respect to the specific obligations imposed on the undersigned by Sections 3.1.1, 3.1.2, 3.1.3, 3.5 and 3.6.

INVESCO ADVISERS, INC.
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

(as revised January 7, 2011)
ANNEX A
Portfolios That May Participate
As Borrowers And Lenders In Interfund Lending Facility

Fund	Portfolio
AIM COUNSELOR SERIES TRUST
(INVESCO COUNSELOR SERIES TRUST)
Invesco Balanced Fund
Invesco California Tax-Free Income Fund
Invesco Core Plus Bond Fund
Invesco Dividend Growth Securities Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Floating Rate Fund
Invesco Fundamental Value Fund
Invesco Large Cap Relative Value Fund
Invesco Multi-Sector Fund
Invesco New York Tax-Free Income Fund
Invesco S&P Index Fund
Invesco Select Real Estate Income Fund
Invesco Structured Core Fund
Invesco Van Kampen American Franchise Fund
Invesco Van Kampen Core Equity Fund
Invesco Van Kampen Equity and Income Fund
Invesco Van Kampen Equity Premium Income Fund
Invesco Van Kampen Growth & Income Fund
Invesco Van Kampen Pennsylvania Tax Free Income Fund
Invesco Van Kampen Small Cap Growth Fund

AIM EQUITY FUNDS
(INVESCO EQUITY FUNDS)
Invesco Capital Development Fund
Invesco Charter Fund
Invesco Constellation Fund
Invesco Disciplined Equity Fund
Invesco Diversified Dividend Fund
Invesco Large Cap Basic Value Fund

Fund	Portfolio
Invesco Large Cap Growth Fund
Invesco Summit Fund

AIM FUNDS GROUP
(INVESCO FUNDS GROUP)
Invesco Basic Balanced Fund
Invesco European Small Company Fund
Invesco Global Core Equity Fund
Invesco International Small Company Fund
Invesco Mid Cap Basic Value Fund
Invesco Select Equity Fund
Invesco Small Cap Equity Fund

AIM GROWTH SERIES
(INVESCO GROWTH SERIES)
Invesco Balanced-Risk Retirement Now Fund
Invesco Balanced-Risk Retirement 2010 Fund
Invesco Balanced-Risk Retirement 2020 Fund
Invesco Balanced-Risk Retirement 2030 Fund
Invesco Balanced-Risk Retirement 2040 Fund
Invesco Balanced-Risk Retirement 2050 Fund
Invesco Basic Value Fund
Invesco Conservative Allocation Fund
Invesco Global Equity Fund
Invesco Growth Allocation Fund
Invesco Income Allocation Fund
Invesco International Allocation Fund
Invesco Mid Cap Core Equity Fund
Invesco Moderate Allocation Fund
Invesco Moderate Growth Allocation Fund
Invesco Moderately Conservative Allocation Fund
Invesco Small Cap Growth Fund
Invesco Van Kampen Asset Allocation Conservative Fund
Invesco Van Kampen Asset Allocation Growth Fund
Invesco Van Kampen Asset Allocation Moderate Fund
Invesco Van Kampen Harbor Fund

Fund	Portfolio
Invesco Van Kampen Leaders Fund
Invesco Van Kampen Real Estate Securities Fund
Invesco Van Kampen U.S. Mortgage Fund

AIM INTERNATIONAL MUTUAL FUNDS
(INVESCO INTERNATIONAL MUTUAL FUNDS)
Invesco Asia Pacific Growth Fund
Invesco European Growth Fund
Invesco Global Growth Fund
Invesco Global Small & Mid Cap Growth Fund
Invesco International Core Equity Fund
Invesco International Growth Fund
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
Invesco Balanced-Risk Allocation Fund
Invesco Balanced-Risk Commodity Strategy Fund
Invesco China Fund
Invesco Commodities Strategy Fund
Invesco Developing Markets Fund
Invesco Emerging Market Local Currency Debt Fund
Invesco Endeavor Fund
Invesco Global Fund
Invesco Global Advantage Fund
Invesco Global Dividend Growth Securities Fund
Invesco Global Health Care Fund
Invesco Health Sciences Fund
Invesco International Growth Equity Fund
Invesco International Total Return Fund
Invesco Japan Fund
Invesco LIBOR Alpha Fund
Invesco Pacific Growth Fund
Invesco Small Companies Fund
Invesco Van Kampen Emerging Markets Fund
Invesco Van Kampen Global Bond Fund
Invesco Van Kampen Global Equity Fund
Invesco Van Kampen Global Franchise Fund
Invesco Van Kampen Global Tactical Asset Allocation Fund

Fund	Portfolio
Invesco Van Kampen International Advantage Fund
Invesco Van Kampen International Growth Fund

AIM INVESTMENT SECURITIES FUNDS
(INVESCO INVESTMENT SECURITIES FUNDS)
Invesco Core Bond Fund
Invesco Dynamics Fund
Invesco Global Real Estate Fund
Invesco High Yield Fund
Invesco High Yield Securities Fund
Invesco Income Fund
Invesco Limited Maturity Treasury Fund
Invesco Money Market Fund
Invesco Municipal Bond Fund
Invesco Real Estate Fund
Invesco Short Term Bond Fund
Invesco U.S. Government Fund
Invesco Van Kampen Core Plus Fixed Income Fund
Invesco Van Kampen Corporate Bond Fund
Invesco Van Kampen Government Securities Fund
Invesco Van Kampen High Yield Fund
Invesco Van Kampen Limited Duration Fund

AIM SECTOR FUNDS
(INVESCO SECTOR FUNDS)
Invesco Energy Fund
Invesco Financial Services Fund
Invesco Gold & Precious Metals Fund
Invesco Leisure Fund
Invesco Mid-Cap Value Fund
Invesco Small-Mid Special Value Fund
Invesco Special Value Fund
Invesco Technology Fund
Invesco Technology Sector Fund
Invesco U.S. Mid Cap Value Fund
Invesco U.S. Small Cap Value Fund
Invesco U.S. Small/Mid Cap Value Fund
Invesco Utilities Fund
Invesco Value Fund

Fund	Portfolio
Invesco Value II Fund
Invesco Van Kampen American Value Fund
Invesco Van Kampen Capital Growth Fund
Invesco Van Kampen Comstock Fund
Invesco Van Kampen Enterprise Fund
Invesco Van Kampen Mid Cap Growth Fund
Invesco Van Kampen Small Cap Value Fund
Invesco Van Kampen Technology Fund
Invesco Van Kampen Utility Fund
Invesco Van Kampen Value Opportunities Fund

AIM TAX-EXEMPT FUNDS
(INVESCO TAX-EXEMPT FUNDS)
Invesco High Income Municipal Fund
Invesco Municipal Fund
Invesco Tax-Exempt Cash Fund
Invesco Tax-Exempt Securities Fund
Invesco Tax-Free Intermediate Fund
Invesco Van Kampen California Insured Tax Free Fund
Invesco Van Kampen High Yield Municipal Fund
Invesco Van Kampen Insured Tax Free Income Fund
Invesco Van Kampen Intermediate Term Municipal Fund
Invesco Van Kampen Municipal Income Fund
Invesco Van Kampen New York Tax Free Income Fund

AIM TREASURER’S SERIES TRUST
(INVESCO TREASURER’S SERIES TRUST)
Premier Portfolio
Premier Tax–Exempt Portfolio
Premier U.S. Government Money Portfolio

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
Invesco V.I. Balanced-Risk Allocation Fund
Invesco V.I. Basic Balanced Fund
Invesco V.I. Basic Value Fund
Invesco V.I. Capital Appreciation Fund

Fund	Portfolio
Invesco V.I. Capital Development Fund
Invesco V.I. Core Equity Fund
Invesco V.I. Diversified Income Fund
Invesco V.I. Dividend Growth Fund
Invesco V.I. Dynamics Fund
Invesco V.I. Financial Services Fund
Invesco V.I. Global Dividend Growth Fund
Invesco V.I. Global Health Care Fund
Invesco V.I. Global Multi-Asset Fund
Invesco V.I. Global Real Estate Fund
Invesco V.I. Government Securities Fund
Invesco V.I. High Yield Fund
Invesco V.I. High Yield Securities Fund
Invesco V.I. Income Builder Fund
Invesco V.I. International Growth Fund
Invesco V.I. Large Cap Growth Fund
Invesco V.I. Leisure Fund
Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Money Market Fund
Invesco V.I. S&P 500 Index Fund
Invesco V.I. Select Dimensions Balanced Fund
Invesco V.I. Select Dimensions Dividend Growth Fund
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund
Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund
Invesco V.I. Utilities Fund

SHORT-TERM INVESTMENTS TRUST
Government & Agency Portfolio
Government TaxAdvantage Portfolio
Liquid Assets Portfolio
STIC Prime Portfolio
Tax–Free Cash Reserve Portfolio
Treasury Portfolio

ANNEX B
NOTICES
Notices to the Portfolios shall be delivered to the following address:
[name of Portfolio], [name of Fund]
11 Greenway Plaza, Suite 2500
Houston, Texas 77046-1173
Attention: Treasurer
Notices to Invesco Advisers, Inc. shall be delivered to the following address:
Invesco Advisers, Inc.
11 Greenway Plaza, Suite 2500
Houston, Texas 77046-1173
Attention: President
with a copy to:
Invesco Advisers, Inc.
11 Greenway Plaza, Suite 2500
Houston, Texas 77046-1173
Attention: General Counsel

EXHIBIT I
INTERFUND LOAN CONFIRMATION
[Name of Lending Portfolio], a portfolio of [Name of Fund] confirms that pursuant to the Interfund Loan Agreement by and among AIM Counselor Series Trust (Invesco Counselor Series Trust), AIM Equity Funds (Invesco Equity Funds), AIM Funds Group (Invesco Funds Group), AIM Growth Series (Invesco Growth Series), AIM International Mutual Funds (Invesco International Mutual Funds), AIM Investment Funds (Invesco Investment Funds), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Sector Funds (Invesco Sector Funds), AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), AIM Variable Insurance Funds (Invesco Variable Insurance Funds), Short-Term Investments Trust and Invesco Advisers, Inc. dated ______________, 20__, it has today loaned to [name of Borrowing Portfolio], a portfolio of [name of Fund], $________________, which loan shall mature on __________, 20__ and shall bear interest on the principal balance payable on ____________at a rate equal to ______________ per annum.
Date_____________________
[Name of Fund of which Lending Portfolio is a portfolio]
By:______________________
[Name of Fund of which Borrowing Portfolio is a portfolio]
By:______________________